Maingear, Inc.

Maingear is selling $4M of Common Stock.

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MAINGEAR was founded with one mission: to build the world's best gaming PC. With a focus on craftsmanship, aesthetics, and performance, MAINGEAR creates industry leading PCs hand built in the US.

Building the world's best gaming PC

✔ Patent-protected technology

Even our paint jobs are the best in the business: we take pride in setting our standards as high as luxury automotive brands such as BMW and Porsche.

For more information on our award-winning products and manufacturing process, visit maingear.com.



One Man-One Machine. Every MAINGEAR PC is hand-built in the US with a focus from the inside out.

Award Winning. MAINGEAR continues to win multiple Editor's Choice awards year after year.

Gamers Trust MAINGEAR. Designed by gamers, built by gamers, and supported by gamers.

Handcrafted Quality. MAINGEAR has the absolute best build quality in the industry.

Our patents

We have two approved US patents to protect some of our most innovative hardware features.

Patent US 20120287569 A1 **Hidden Internal Connectors.** Some of what we do is better left behind the scenes.

Patent US 8655502 B2 **Rotatable Fan Array.** Our fans rotate to create optimal airflow circulation.

External validation

We've had a slew of positive press coverage over the past two years. If you want an independent perspective on MAINGEAR, follow the links below:

PC GAMER EDITORS' CHOICE

EDITORS' CHOICE cnet

DIGITAL TRENDS EDITORS' CHOICE

tom's GUIDE TECH FOR REAL LIFE EDITORS' CHOICE

> "I've been in the gaming and tech space for as long as I can remember, and I can safely say there has never been a more exciting time in the history of our industry! I'm excited for the future of MAINGEAR and the passionate community that they have built. As one of the most established high end PC builders on earth we wanted to do a non-traditional raise and offer people from this community the opportunity to invest at the ground floor."
>
> **Rahul Sood**, CEO of Unikrn



A million followers

- Significant social media presence

We've organically grown an audience of lifelong customers and fans. With the funds from this offering, we'll develop a new line of products to further server our already well-established base of existing customers.

MAINGEAR's vision is to expand into a global gaming brand. As a leader in the US market already with passionate community, and with a strong and dedicated team, MAINGEAR is poised to continue its successful growth and lead the expanding PC gaming market.

260k
Facebook
Likes

240k
Twitter
Followers

100k
Instagram
Followers

62k
Twitch
Subscribers

168k
YouTube
Subscribers

1.25 million
Combined
Followers

400k
Newsletter
Subscribers

Our partnerships keep us ahead of the competition

- Established partnerships with leading hardware manufacturers

We work closely with the world's top hardware manufacturers. As a launch partner with vendors such as Intel, AMD, NVidia and ATI, we're able to provide our customers with the most advanced hardware available.

OEM PARTNER

intel Technology Provider Platinum

NVIDIA PARTNER FORCE PREMIER

AMD SOLUTION PROVIDER PLATINUM

Our work speaks for itself

Our collaborations have conceived some of the industry's most unique and celebrated custom PC builds. From full chassis modifications, exotic components and liquid cooling, to hand-painted exterior finishes, every MAINGEAR PC is truly a handcrafted work of art. When Coca Cola approaches you to build a custom PC, you know you're the best in the business.



Coca-Cola Collaboration
Watch Us Breathe Life Into This Custom Coke Esports Gaming PC
Watch the video
COKEESPORTS
Coca-Cola
TASTE THE FEELING



deadmau5 Collaboration
Watch Us Give Him A Tour When He Picks Up Two Custom PCs For His Studio
Watch the video

Our leadership team

In 2002, Wallace Santos started building high-performance custom PCs and tuning them for the best experience possible. Wallace has always been focused on delivering the best personal support, build quality and performance.



Wallace Santos
CEO & Founder



Rahul Sood
Lead Investor



Sean Cadet
Product Director



Ivan Bimbolev
Operations Director



Ren Reed
Marketing Director



Wendel Santos
Creative Director

> Netcapital industry snapshot: Gaming PCs
>
> In 2012, PCs overtook consoles to become the number one gaming platform in the world.
>
> Gaming Desktop Global Revenue increased by 55% in the first half of 2017.
>
> 665 Million people watch videos online about Games.

How your investment helps MAINGEAR grow

The purpose of this offering of common stock is to to develop innovative new desktop form factors and plans to expand its offerings into a line of uniquely engineered peripherals. Roughly, we'll allocate the funds raised as follows:

New inventory (39%) | Account receivable (26%) | Production Enhancements (24%) | Employee Salaries (11%)

Terms

This is an offering of Common Stock, under registration exemption 4(a)(6), in MAINGEAR Inc.

$3.50	×	7,157,563	$25,051,471
Share price		Shares	Valuation

This offering must raise at least $10,000 by January 2, 2018 at 4:00pm ET. If this offering doesn't reach that target, then your investment will be fully refunded. MAINGEAR may issue securities to raise up to $4,000,000, the offering's maximum.

$0 raised

$10,000 minimum

Invest

The minimum investment is $101.50.

Financials

Financials reviewed by an independent accountant

These financial statements have been reviewed and verified by Artesian CPA, LLC an independent Certified Public Accountant.

- Income statement
- Balance sheet
- Cash flow statement
- Change in equity statement
- CPA review letter

SEC filings

140 point Netcapital compliance review completed

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

- Latest offering statement

Discussion

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Understand the risks

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.